                                                                    EXHIBIT 99.3

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                         HUGHES ELECTRONICS CORPORATION,

                          THE NEWS CORPORATION LIMITED

                                       and

                              GMH MERGER SUB, INC.




                            Dated as of April 9, 2003

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

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                                                                                                                    Page
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ARTICLE I        BASIC TRANSACTION ...............................................................................    2

     1.1      The Merger .........................................................................................    2

     1.2      Merger Effective Time ..............................................................................    3

     1.3      Effects of the Merger ..............................................................................    3

     1.4      Certificate of Incorporation and By-laws ...........................................................    3

     1.5      Board of Directors, Committees and Officers ........................................................    3

     1.6      Additional Actions .................................................................................    3

     1.7      Conversion of Securities ...........................................................................    4

              (a)   Conversion of Hughes Common Stock ............................................................    4

              (b)   Treatment of the Hughes Class B Common Stock .................................................    4

              (c)   Conversion of Merger Sub Shares ..............................................................    5

              (d)   Treasury Shares; Shares held by Purchaser or any Subsidiary of Purchaser .....................    5

              (e)   Determination of Record Holders ..............................................................    5

              (f)   Certain Adjustments ..........................................................................    5

              (g)   Certain Definitions ..........................................................................    6

     1.8      Exchange ...........................................................................................    7

              (a)   Exchange Agent; Deposit of Merger Consideration ..............................................    7

              (b)   Exchange Procedures ..........................................................................    7

              (c)   Surrender of Certificates ....................................................................    7

              (d)   Rules Governing Exchange .....................................................................    8

              (e)   Distributions With Respect to Unexchanged Certificates .......................................    8

              (f)   Fractional Shares ............................................................................    8

              (g)   Termination of Exchange Fund .................................................................    9

              (h)   No Liability .................................................................................    9

              (i)   Transfer Taxes; Withholding Rights ...........................................................    9

     1.9      Treatment of Options ...............................................................................   10

ARTICLE II       CONDITIONS TO CLOSE .............................................................................   10

     2.1      Conditions to Obligation to Close ..................................................................   10

ARTICLE III      TERMINATION .....................................................................................   11

     3.1      Termination of Agreement ...........................................................................   11

     3.2      Effect of Termination ..............................................................................   11

ARTICLE IV       MISCELLANEOUS ...................................................................................   11

     4.1      Amendment ..........................................................................................   11

     4.2      Extension; Waiver ..................................................................................   11

     4.3      Notices ............................................................................................   11

     4.4      Interpretation; Absence of Presumption .............................................................   12

     4.5      Counterparts .......................................................................................   13

     4.6      Entire Agreement; Severability .....................................................................   13

     4.7      Third Party Beneficiaries ..........................................................................   13

     4.8      Governing Law ......................................................................................   13

     4.9      Specific Performance ...............................................................................   14

     4.10     Assignment .........................................................................................   14

     4.11     Tax Treatment ......................................................................................   14

                                     EXHIBIT

Exhibit A - Surviving Corporation Board of Directors, Committees and Certain Officers

                             INDEX OF DEFINED TERMS

                                                                  Page
20-Day Average Price ............................................    6
Agreement .......................................................    1
Certificate of Merger ...........................................    3
Certificates ....................................................    7
Code ............................................................    9
Delaware Secretary of State .....................................    3
DGCL ............................................................    2
Excess Purchaser Shares .........................................    9
Excess Surviving Corporation Shares .............................    9
Exchange Act ....................................................   10
Exchange Agent ..................................................    7
Exchange Fund ...................................................    7
Exchange Matters ................................................    8
Exchange Option .................................................   10
GM ..............................................................    1
GM $1-2/3 Common Stock ..........................................    2
GM Charter Amendment ............................................    1
GM Class H Common Stock .........................................    1
Hughes ..........................................................    1
Hughes Class B Common Stock .....................................    1
Hughes Common Stock .............................................    1
Hughes Stock Sale Shares ........................................    1
Letter of Transmittal ...........................................    7
Merger ..........................................................    2
Merger Consideration ............................................    4
Merger Effective Time ...........................................    3
Merger Sub ......................................................    1
NYSE ............................................................    6
Option ..........................................................   10
Purchaser .......................................................    1
Purchaser Consideration .........................................    4
Purchaser Fraction ..............................................    6
Purchaser Stock .................................................    4
SEC .............................................................   10
Separation Agreement ............................................    1
Split-Off .......................................................    1
Split-Off Outstanding Shares ....................................    4
Stock Purchase Agreement ........................................    1
Stock Sale ......................................................    1
Surviving Corporation ...........................................    2
Surviving Corporation Class B Common Stock ......................    5
Surviving Corporation Common Stock ..............................    4
Surviving Corporation Fraction ..................................    4
Surviving Corporation Stock Consideration .......................    4
Transactions ....................................................    2

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of April 9, 2003, by and among Hughes Electronics Corporation, a Delaware corporation ("Hughes"), The News Corporation Limited, an Australia corporation ("Purchaser"), and GMH Merger Sub, Inc., a Delaware corporation ("Merger Sub").

         WHEREAS, Hughes is currently a wholly owned subsidiary of General Motors Corporation, a Delaware corporation ("GM"); and

         WHEREAS, simultaneously with the Stock Sale (as defined below), GM, pursuant to provisions to be implemented pursuant to the Stock Purchase Agreement (as defined below) by means of an amendment of the Restated Certificate of Incorporation of GM (the "GM Charter Amendment"), a copy of which is attached to the Stock Purchase Agreement as Exhibit A, shall distribute to the holders of record of GM's Class H common stock, par value $0.10 per share (the "GM Class H Common Stock"), as of immediately prior to the effective time of the Split-Off (as defined below), shares of common stock, par value $0.01 per share, of Hughes (the "Hughes Common Stock") in exchange for all of the outstanding shares of GM Class H Common Stock in accordance with the GM Charter Amendment, and the GM Class H Common Stock will be redeemed and cancelled (the "Split-Off"); and

         WHEREAS, pursuant to the Split-Off, Hughes shall become an independent, publicly owned company, separate from and no longer wholly owned by GM; and

         WHEREAS, GM and Hughes shall consummate the separation of Hughes from GM pursuant to a Separation Agreement in the form attached to the Stock Purchase Agreement as Exhibit B (the "Separation Agreement"), to be entered into concurrently with the execution of this Agreement; and

         WHEREAS, prior to and as a condition to the Split-Off, Hughes shall distribute a special cash dividend to GM in an amount equal to Two Hundred Seventy Five Million Dollars ($275,000,000.00) (the "Special Dividend"); and

         WHEREAS, simultaneously with, and as a condition to consummation of, the Split-Off, GM shall sell to Purchaser, (or a Qualified Subsidiary (as such term is defined in the Stock Purchase Agreement) designated by Purchaser), and Purchaser shall purchase (or cause such Qualified Subsidiary to purchase) from GM, all of the shares of Class B common stock, par value $0.01 per share, of Hughes (the "Hughes Class B Common Stock"), then held by GM (the "Hughes Stock Sale Shares") for the purchase price and upon the terms and conditions set forth in that certain Stock Purchase Agreement entered into by and among GM, Hughes and Purchaser on the date hereof (the "Stock Purchase Agreement") (the "Stock Sale"); and

         WHEREAS, Merger Sub is a wholly owned subsidiary of Purchaser's Subsidiary NPAL (as defined in the Stock Purchase Agreement) and has been formed for the sole purpose of merging, immediately following the consummation of the Split-Off and the Stock Sale, with and into Hughes, with Hughes as the surviving corporation; and

         WHEREAS, the Special Dividend, the consummation of the Split-Off and the separation of Hughes from GM as contemplated by the Separation Agreement (together with the Stock Sale and the Merger, the "Transactions") are conditioned on, among other things, the approval by the holders of a majority of the outstanding shares of GM's common stock, par value $1-2/3 per share (the "GM $1-2/3 Common Stock"), and by the holders of a majority of the outstanding shares of GM Class H Common Stock, each voting as a separate class and both voting together as a single class based on their respective per share voting power, of matters pertaining to the Transactions, including the GM Charter Amendment; and

         WHEREAS, the consummation of the Stock Sale is conditioned upon the consummation of the Split-Off and shall occur at the time of the consummation of the Split-Off; and

         WHEREAS, the consummation of the Merger is conditioned upon the consummation of the Split-Off and the Stock Sale and shall occur immediately after the consummation of the Split-Off and the Stock Sale; and

         WHEREAS, the respective Boards of Directors of Hughes, Purchaser and Merger Sub have each determined that the transactions contemplated hereby are advisable, desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, the respective Boards of Directors of Hughes, Purchaser and Merger Sub have each approved and adopted this Agreement; and

         WHEREAS, immediately after the execution of this Agreement, each of GM, as the sole stockholder of Hughes, and Purchaser's Subsidiary NPAL, as the sole stockholder of Merger Sub, shall have approved the Merger and adopted this Agreement at a meeting of the stockholders of Hughes and Merger Sub, respectively;

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                BASIC TRANSACTION

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the General Corporation Law of the State of Delaware (as amended from time to time, the "DGCL"), Merger Sub shall be merged with and into Hughes (the "Merger") on the Closing Date (as defined in the Stock Purchase Agreement) as soon as practicable following the satisfaction or waiver of the condition set forth in Article II. Following the Merger, the separate corporate existence of Merger Sub shall cease and Hughes shall continue its existence under the laws of the State of Delaware. Hughes, in its capacity as the corporation surviving the Merger, is hereinafter referred to as the "Surviving Corporation."

     1.2 Merger Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL. The Merger shall become effective (the "Merger Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as the parties shall agree and as shall be specified in the Certificate of Merger. Prior to the filing referred to in this Section 1.2, a closing shall be held at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York, or such other place as the parties hereto may agree on the Closing Date, which shall in any event occur immediately following the consummation of the Split-Off and the Stock Sale.

     1.3 Effects of the Merger. From and after the Merger Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and Section 259 of the DGCL.

     1.4 Certificate of Incorporation and By-laws. At the Merger Effective Time:
(a) the Hughes Certificate of Incorporation will be amended to read in its entirety as set forth in Exhibit D to the Stock Purchase Agreement, and the Hughes Certificate of Incorporation, as in effect at and as of the Merger Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL; and (b) the By-laws of Hughes will be amended to read in their entirety as set forth in Exhibit E to the Stock Purchase Agreement, and the By-laws of Hughes, as in effect at and as of the Merger Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with the DGCL.

     1.5 Board of Directors, Committees and Officers. The Surviving Corporation shall take all appropriate action so that, at the Merger Effective Time, the Board of Directors, committees of the Board of Directors, composition of such committees (including chairpersons thereof) and certain officers of the Surviving Corporation shall be as set forth on Exhibit A until the earlier of the resignation or removal of any individual listed on or designated in accordance with Exhibit A or until their respective successors are duly appointed or elected and qualified, as the case may be. If any officer listed on or appointed in accordance with Exhibit A ceases to be a full-time employee of Hughes or the Purchaser prior to the Merger Effective Time, or if any director, committee member or committee chairperson listed or designated on Exhibit A is not available to serve as such at the Merger Effective Time, the parties hereto shall, except as otherwise provided in Exhibit A, mutually agree upon another person to serve in such person's stead.

     1.6 Additional Actions. If, at any time after the Merger Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Hughes or Merger Sub, (b) comply with any filing, recording or other requirement of Applicable Law (as defined in the Stock Purchase Agreement) in connection with the Merger or (c) otherwise carry out the provisions of this Agreement, Hughes and Merger Sub, and their respective directors and officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the directors and officers of the Surviving Corporation are authorized in the name of Hughes or Merger Sub, as the case may be, or otherwise to take any and all such actions.

     1.7     Conversion of Securities.

             (a) Conversion of Hughes Common Stock. At and as of the Merger Effective Time, by virtue of the Merger and without any action on the part of Hughes, Purchaser, any Qualified Subsidiary of Purchaser, NPAL, Merger Sub, any holder of any capital stock of Hughes, any holder of any capital stock of Merger Sub or any other person, each share of Hughes Common Stock issued and outstanding as of immediately prior to the Merger Effective Time (other than shares that shall be cancelled or converted in accordance with Section 1.7(c) or
(d)) shall be converted into the Surviving Corporation Stock Consideration (as defined below) and the right to receive the Purchaser Consideration (as defined below), provided that:

                 (i) the "Surviving Corporation Stock Consideration" shall mean the fraction (the "Surviving Corporation Fraction") of a share of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock") that shall be determined by dividing (A) the product resulting from multiplying (1) the aggregate number of issued and outstanding shares of Hughes Common Stock and Hughes Class B Common Stock immediately prior to the Merger Effective Time (the "Split-Off Outstanding Shares," which number shall be equal to the Split-Off Denominator (as defined in the Stock Purchase Agreement)) by (2) sixty-six percent (66%) by (B) the difference obtained by subtracting (x) the number of Hughes Stock Sale Shares from (y) the number of Split-Off Outstanding Shares;

                 (ii) the "Purchaser Consideration" shall mean the number of shares (or fraction of a share) of fully paid and nonassessable American Depositary Receipts representing American Depositary Shares of Purchaser ("Purchaser Stock"), each of which represents four (4) Preferred Limited Voting Ordinary Shares of Purchaser, that shall be determined by multiplying (A) the Exchange Ratio by (B) the Purchaser Fraction (as defined below); provided, however, that if Purchaser shall have delivered a SPA Cash Payment Election Notice, the Purchaser Consideration shall mean
     (x) the number of shares (or a fraction thereof) of Purchaser Stock that shall be determined by multiplying (1) the Exchange Ratio by (2) the Purchaser Fraction by (3) the Stock Fraction (as defined in the Stock Purchase Agreement) and (y) an amount in cash that shall be determined by multiplying (1) the same price per share of Hughes Common Stock as is paid to GM pursuant to Section 2.1 of the Stock Purchase Agreement for the Variable Price Shares (as defined in the Stock Purchase Agreement) by (2) the Purchaser Fraction by (3) the Cash Fraction (as defined in the Stock Purchase Agreement); and

             (iii) the "Merger Consideration" shall mean the Surviving Corporation Stock Consideration collectively with the Purchaser Consideration.

     (b) Treatment of the Hughes Class B Common Stock. Each of the Hughes Stock Sale Shares shall remain outstanding and unchanged by the Merger and shall constitute an equal number of shares of Class B common stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation Class B Common Stock"), without any action on the part of Purchaser, any Qualified Subsidiary of Purchaser, Hughes, Merger Sub or any other person.

     (c) Conversion of Merger Sub Shares. At and as of the Merger Effective Time, by virtue of the Merger and without any action on the part of Hughes, Purchaser, any Qualified Subsidiary of Purchaser, NPAL, Merger Sub, any holder of any capital stock of Hughes, any holder of any capital stock of Merger Sub or any other person, all of the capital stock of Merger Sub issued and outstanding as of immediately prior to the Merger Effective Time shall, in the aggregate, be converted into the number of fully paid and nonassessable shares of Surviving Corporation Common Stock which, when added to the Hughes Stock Sale Shares, shall equal thirty-four percent (34%) of the aggregate number of shares of Surviving Corporation Common Stock and Surviving Corporation Class B Common Stock issued and outstanding immediately following the Merger.

     (d) Treasury Shares; Shares held by Purchaser or any Subsidiary of Purchaser. At and as of the Merger Effective Time, by virtue of the Merger, without any action on the part of Purchaser, any Qualified Subsidiary of Purchaser, Hughes, NPAL, Merger Sub or any other person, each share of Hughes Common Stock and Hughes Class B Common Stock owned by Hughes, any Subsidiary (as defined in the Stock Purchase Agreement) of Hughes, Purchaser or any Subsidiary of Purchaser (other than the Hughes Stock Sale Shares) as of immediately prior to the Merger Effective Time shall be cancelled and retired, and no payment shall be made in respect thereof.

     (e) Determination of Record Holders. From and after the Merger Effective Time, (i) for all purposes of determining the record holders of Surviving Corporation Common Stock, the holders of record of Hughes Common Stock (other than Purchaser or any Subsidiary of Purchaser) and the holders of capital stock of Merger Sub, in each case as of immediately prior to the Merger Effective Time, shall be deemed to be holders of the shares of Surviving Corporation Common Stock distributed to such holders pursuant to this Section 1.7, (ii) for all purposes of determining the record holders of Surviving Corporation Class B Common Stock, the holders of record of Hughes Class B Common Stock immediately prior to the Merger Effective Time shall be deemed to be holders of the shares of Surviving Corporation Class B Common Stock distributed to such holders pursuant to this Section 1.7 and (iii) subject to any transfer of such stock, each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Surviving Corporation Common Stock or Surviving Corporation Class B Common Stock, as the case may be, distributed to such holders pursuant to this
Section 1.7 in accordance with the terms of this Agreement and Applicable Law.

     (f) Certain Adjustments, etc. If between the date of this Agreement and the Merger Effective Time, the outstanding shares of Purchaser Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares, the

Purchaser Consideration and the $14.08, $17.92 and $26.88 amounts set forth herein correspondingly shall be adjusted to the extent warranted to reflect such stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares. In addition, each determination of a fraction or a percentage of a share or a ratio set forth in this Agreement shall be calculated to the nearest five decimal places.

     (g) Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

             (i) "Adjusted Purchaser Stock Price" means the volume weighted average price per share of the Purchaser Stock during each of the twenty
     (20) consecutive trading days (defined as 9:30 a.m. through 4:30 p.m., Eastern time) ending on and including the fifth Business Day prior to the Closing Date (except as otherwise provided herein), as published by Bloomberg (or its successor corporation) with respect to "US Equity" on page "AQR" (or its successor page), or if not published by Bloomberg (or its successor corporation), the volume weighted average price per share of the Purchaser Stock during each of the twenty (20) consecutive trading days ending on and including the fifth Business Day prior to the Closing Date (except as otherwise provided herein) for transactions conducted on the New York Stock Exchange (the "NYSE") as reported by the NYSE (or, if not reported by the NYSE, as reported by another authoritative source agreed to by Hughes and Purchaser); provided, however, that (x) if such Adjusted Purchaser Stock Price is equal to or greater than $26.88, then, notwithstanding the foregoing, such Adjusted Purchaser Stock Price shall be deemed to be equal to $26.88 and (y) if such Adjusted Purchaser Stock Price is equal to or less than $17.92, then, notwithstanding the foregoing, such Adjusted Purchaser Stock Price shall be deemed to be equal to $17.92;

             (ii) "20-Day Average Purchaser Stock Price" means the Adjusted Purchaser Stock Price determined without regard to the proviso in the definition thereof;

             (iii) "Exchange Ratio" means the quotient resulting from dividing
     (1) $14.00 by (2) the Adjusted Purchaser Stock Price; provided, however, that if GM shall have delivered a Floor Price Termination Notice (as defined in the Stock Purchase Agreement) and Purchaser shall have delivered a Top-Off Election Notice, the Exchange Ratio shall be equal to the greater of (A) the Exchange Ratio calculated in accordance with this definition of Exchange Ratio without giving effect to this proviso and (B) the quotient resulting from dividing (1) $11.00 by (2) the 20-Day Average Purchaser Stock Price;

             (iv) "Purchaser Fraction" means the difference obtained by subtracting (A) the Surviving Corporation Fraction (expressed as a number) from (B) one (1.0); and

             (v) "Top-Off Election Notice" means a written notice delivered from Purchaser to GM pursuant to the Stock Purchase Agreement following the delivery of a Floor Price Termination Notice in which Purchaser elects to pay the consideration specified in the definition of Exchange Ratio in such circumstances for purposes of this Agreement and the Stock Purchase Agreement (it being understood that the decision with respect to the form of consideration to be paid by Purchaser shall not be affected by the delivery of a Top-Off Election Notice, which decision need not be made until the third Business Day prior to the Closing Date).

     1.8     Exchange.

             (a) Exchange Agent; Deposit of Merger Consideration. Promptly following the Merger Effective Time, (i) the Surviving Corporation shall deposit with a bank or trust company to be designated by Hughes and Purchaser prior to the Merger Effective Time (the "Exchange Agent"), for the benefit of the holders of Hughes Common Stock and the holder of the capital stock of Merger Sub for exchange in accordance with this Article I, certificates representing the aggregate number of shares of Surviving Corporation Common Stock to be issued pursuant to Section 1.7 (or other appropriate documentation of book-entry ownership as applicable) and (ii) Purchaser shall deposit with the Exchange Agent, for the benefit of the holders of Hughes Common Stock for exchange in accordance with this Article I, certificates representing (or other evidence of ownership of) the aggregate Purchaser Consideration that shall take the form of shares of Purchaser Stock; provided, however, that if Purchaser elects pursuant to Section 1.7(a) hereof to have all or a portion of the Purchaser Consideration consist of cash, Purchaser shall deposit with the Exchange Agent, at or prior to the Merger Effective Time, the aggregate amount of cash that shall be included in the Purchaser Consideration. Such deposit of cash shall be made by Purchaser by wire transfer of immediately available funds to an account designated in writing by the Exchange Agent at least two (2) Business Days prior to the Merger Effective Time. The securities and/or cash deposited pursuant to clauses (i) and
(ii) are hereinafter referred to as the "Exchange Fund." The Surviving Corporation Common Stock and the Purchaser Stock into which Hughes Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Merger Effective Time for all purposes, including for purposes of entitlement to dividends declared, if any, after the Merger Effective Time.

             (b) Exchange Procedures. As soon as reasonably practicable after the Merger Effective Time, the Exchange Agent shall mail to each holder of record of Hughes Common Stock as of immediately prior to the Merger Effective Time (other than holders of shares of Hughes Common Stock that shall have been cancelled or converted in accordance with Section 1.7(c) or (d)) (i) a letter of transmittal (the "Letter of Transmittal") that shall specify that delivery shall be effected, and risk of loss and title to the certificates representing (or other evidence of ownership of) the Hughes Common Stock (the "Certificates") shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Hughes shall specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the Hughes Common Stock formerly represented thereby. The Exchange Agent shall be entitled to treat certificates representing (or other evidence of ownership of) GM Class H Common Stock immediately prior to the Split-Off as representing an equal number of shares of Hughes Common Stock immediately after the Split-Off.

             (c) Surrender of Certificates.

                    (i) Upon surrender of a Certificate to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as the Surviving

         Corporation or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive, promptly after the Merger Effective Time in exchange therefor, (i) certificates representing (or other evidence of ownership of) the Surviving Corporation Common Stock that such holder has the right to receive,
         (ii) certificates representing (or other evidence of ownership of) the Purchaser Stock, if any, which such holder has the right to receive,
         (iii) a cash payment in the amount of the Purchaser Consideration, if any, which such holder has the right to receive in cash and (iv) a cash payment in the amount equal to the aggregate amount of any cash in lieu of fractional shares of Surviving Corporation Common Stock or Purchaser Stock pursuant to Section 1.8(f) (in the case of clauses (iii) and (iv) without interest and less the amount of any required withholding taxes, if any, in accordance with Section 1.8(i)).

                  (ii) Upon surrender of the certificate representing (or other evidence of ownership of) the capital stock of Merger Sub to the Exchange Agent, and such other documents as the Surviving Corporation or the Exchange Agent shall reasonably request, the holder of such certificate shall be entitled to receive, promptly after the Merger Effective Time in exchange therefor, certificates representing (or other evidence of ownership of) the Surviving Corporation Common Stock that such holder has the right to receive.

           (d) Rules Governing Exchange. Hughes (prior to the Merger Effective
Time) and the Surviving Corporation (after the Merger Effective Time) shall have the right to establish reasonable rules and procedures, not inconsistent with the terms of this Agreement, governing the submission and validity of Letters of Transmittal, the issuance and delivery of certificates representing (or other evidence of ownership of) Surviving Corporation Common Stock and Purchaser Stock, the distribution of cash in the event that Purchaser elects pursuant to
Section 1.7(a) hereof to have all or a portion of the Purchaser Consideration consist of cash and all other matters pertaining to the exchange of Certificates (collectively, the "Exchange Matters"). The determinations of Hughes and the Surviving Corporation, as applicable, with respect to all matters pertaining to the Exchange Matters shall be final and binding on all stockholders of the Surviving Corporation.

           (e) Distributions With Respect to Unexchanged Certificates. No dividends or other distributions with respect to shares of Surviving Corporation Common Stock or Purchaser Stock, as the case may be, with a record date after the Merger Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Surviving Corporation Common Stock or Purchaser Stock they are entitled to receive as Merger Consideration until such Certificate has been surrendered by such holder.

           (f) Fractional Shares. Notwithstanding any other provision of this Agreement, no fraction of a share of Surviving Corporation Common Stock or Purchaser Stock shall be issued pursuant to the Merger, no dividend or other distribution, stock split or interest with respect to a share of Surviving Corporation Common Stock or Purchaser Stock shall relate to any such fractional share and such fractional share shall not entitle the owner thereof to vote or to any rights as a holder of the Surviving Corporation Common Stock or Purchaser Stock, as the case may be. In lieu of any such fractional shares, each holder entitled to receive a fraction of a share of Surviving Corporation Common Stock or Purchaser Stock pursuant to the Merger, upon surrender of a Certificate for exchange pursuant to this Section 1.8, shall be entitled to receive, in accordance with the provisions of this Section 1.8, from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Surviving Corporation Common Stock or Purchaser Stock that would otherwise be issued (respectively, the "Excess Surviving Corporation Shares" and the "Excess Purchaser Shares"). The sale of the Excess Surviving Corporation Shares and the Excess Purchaser Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Subject to its right to deduct and withhold for taxes as described in Section 1.8(i) hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which Hughes' former stockholders are solely liable pursuant to Section 1.8(i) hereof) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Surviving Corporation Shares and the Excess Purchaser Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Hughes Common Stock in lieu of any fractional shares of Surviving Corporation Common Stock or Purchaser Stock, the Exchange Agent shall make available such amounts to such holders without interest.

          (g) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former holders of Hughes Common Stock for twelve (12) months after the Merger Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former holders of Hughes Common Stock who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation for the Merger Consideration to which they are entitled pursuant to this Article I.

          (h) No Liability. None of Hughes, Purchaser, Merger Sub or the Surviving Corporation shall be liable to any former holder of Hughes Common Stock or capital stock of Merger Sub for any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (i) Transfer Taxes; Withholding Rights. If any certificate representing (or other evidence of ownership of) the right to receive either Surviving Corporation Common Stock or Purchaser Stock is to be exchanged, or cash is to be remitted, in a name other than that in which the shares of Hughes Common Stock exchanged therefor are registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall (i) pay to the Surviving Corporation or the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered, or (ii) establish to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not applicable. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any former holder of Hughes Common Stock, such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Hughes Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     1.9 Treatment of Options. Prior to the Merger Effective Time, Hughes and Merger Sub shall take all such actions as may be necessary to cause each unexpired and unexercised option, whether or not vested or exercisable, under stock option plans of Hughes with respect to Hughes Common Stock (each, an "Option") to be automatically converted at the Merger Effective Time into an option (an "Exchange Option") to purchase, on the same terms and conditions as were applicable to each such Option immediately before the Merger Effective Time (except for any changes in vesting rights or acceleration of exercise rights pursuant to the terms of the stock option plans and related agreements in existence as of the date of this Agreement, that result from the occurrence of the Transactions), (i) that number of shares of Surviving Corporation Common Stock equal to the number of shares of Hughes Common Stock issuable immediately prior to the Merger Effective Time upon exercise of the Option and (ii) at a price per share equal to the exercise price which existed under the corresponding Option immediately prior to the Merger Effective Time; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. In connection with the issuance of Exchange Options, the Surviving Corporation shall (a) reserve for issuance the number of shares of Surviving Corporation Common Stock that will become subject to Exchange Options pursuant to this Section 1.9 and (b) from and after the Merger Effective Time, upon exercise of Exchange Options, make available for issuance all shares of Surviving Corporation Common Stock covered thereby, subject to the terms and conditions applicable thereto. Prior to the Merger Effective Time, the Board of Directors of Hughes, or an appropriate committee of non-employee directors thereof, as applicable, shall adopt resolutions consistent with the interpretive guidance of the U.S. Securities and Exchange Commission (the "SEC") and any other applicable securities regulatory authorities so that the disposition of the Options and the acquisition of the Exchange Options, any shares of Surviving Corporation Common Stock or any other equity securities or derivative securities of the Surviving Corporation pursuant to this Agreement by any officer or director of Hughes who may become a covered person of the Surviving Corporation for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), shall be exempt for purposes of Section 16 of the Exchange Act. Restricted stock units with respect to Hughes Common Stock and other incentive compensation awards (including awards under the LTAP (as defined in the Stock Purchase Agreement)) payable in, or determined by reference to, shares of Hughes Common Stock will be converted into an equal number of restricted stock units (or incentive compensation awards) with respect to Surviving Corporation Common Stock.

                                   ARTICLE II

                               CONDITIONS TO CLOSE

     2.1 Conditions to Obligation to Close. The obligation of the parties to consummate the Merger shall be subject to the consummation of the Stock Sale in accordance with the terms and conditions set forth in the Stock Purchase Agreement. It is understood and agreed by the parties that, pursuant to the Stock Purchase Agreement, the consummation of the Stock Sale is subject to the simultaneous consummation of the Split-Off.

                                  ARTICLE III

                                   TERMINATION

     3.1 Termination of Agreement. This Agreement shall terminate automatically in the event of the termination of the Stock Purchase Agreement.

     3.2  Effect of Termination. If this Agreement is terminated pursuant to
Section 3.1 above, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers, employees or stockholders. Notwithstanding the foregoing, nothing in this Section 3.2 shall relieve any party to this Agreement of liability under the Stock Purchase Agreement or any other Transaction Agreement (as defined in the Stock Purchase Agreement) to which it is a party.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time if set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that any such amendment made after the Requisite Stockholder Approval of the Requisite Vote Matters (as such terms are defined in the Stock Purchase Agreement) shall not, without the approval of the parties hereto and the Board of Directors of GM, (a) alter or change the amount or kind of shares, securities, cash and/or property to be distributed to, or the rights to be received in exchange for the Hughes Common Stock, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of GM capital stock or Hughes Common Stock or Hughes Class B Common Stock.

     4.2 Extension; Waiver. At any time prior to the Merger Effective Time, Hughes (with respect to Purchaser and Merger Sub) and Purchaser (with respect to Hughes) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such other party and (b) waive compliance by such other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     4.3 Notices. All notices shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Hughes:

              200 North Sepulveda Boulevard
              El Segundo, CA  90245
              Attention:    Larry D. Hunter
              Telecopy No.: (310) 648-3370

              with copies to:

              Weil, Gotshal & Manges LLP
              767 Fifth Ave.
              New York, NY  10153
              Attention:    Frederick S. Green
                            Michael E. Lubowitz
              Telecopy No.: (212) 310-8007

              and

              Jenner & Block, LLC
              One IBM Plaza
              Chicago, IL 60611
              Attention:    Robert S. Osborne
                            Joseph P. Gromacki
              Telecopy No.: (312) 923-2790

          (b) if to Purchaser or Merger Sub:

              c/o The News Corporation Limited
              1211 Avenue of the Americas
              New York, NY 10036
              Attention:    Arthur M. Siskind
              Telecopy No.: (212) 768-2029

              with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              Four Times Square
              New York, NY 10036
              Attention:    Lou R. Kling
                            Howard L. Ellin
              Telecopy No.: (212) 735-2000

     4.4  Interpretation; Absence of Presumption.

          (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole

(including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, and Exhibit are to the Articles, Sections, paragraphs, and Exhibits to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days, and (vii) all references to the word "shares" shall be deemed also to refer to fractions of shares, as the context requires.

          (b) The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     4.5 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     4.6  Entire Agreement; Severability.

          (a) This Agreement (including the documents and the instruments referred to herein) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

          (b) If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     4.7 Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     4.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

     4.9 Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

     4.10 Assignment. Except as set forth in the Stock Purchase Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Purchaser may at any time assign the rights and obligations of Merger Sub to another wholly owned Subsidiary of Purchaser, so long as Purchaser remains liable for such wholly owned Subsidiary's performance of such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     4.11 Tax Treatment. The parties agree that for federal (and, where applicable, state and local) income tax purposes: (i) to the extent that the holders of record of Hughes Common Stock (A) receive Purchaser Stock and/or cash (as applicable) pursuant to the Merger, such holders will be treated as having sold their Hughes Common Stock directly to Purchaser in exchange for Purchaser Stock and/or cash (as applicable) in a transaction in which gain or loss is recognized under the Code and (B) receive Surviving Corporation Common Stock pursuant to the Merger, such holders will be treated as having retained their Hughes Common Stock; and (ii) the Hughes Stock Sale Shares will be treated as retained by Purchaser (or its Subsidiary) and otherwise unaffected by the Merger.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     HUGHES ELECTRONICS CORPORATION


                                     By: /s/ Larry D. Hunter
                                         ---------------------------------------
                                     Name: Larry D. Hunter
                                           -------------------------------------
                                     Title: Senior Vice President and
                                            General Counsel


                                     THE NEWS CORPORATION LIMITED


                                     By: /s/ Arthur M. Siskind
                                         ---------------------------------------
                                     Name: Arthur M. Siskind
                                           -------------------------------------
                                     Title: Director



                                     GMH MERGER SUB, INC.


                                     By: /s/ Arthur M. Siskind
                                         ---------------------------------------
                                     Name: Arthur M. Siskind
                                           -------------------------------------
                                     Title: Senior Executive Vice President